                                                                    EXHIBIT 99.1

                               W. ALAN JORGENSEN
                          Certified Public Accountant

                720 Third Avenue, Suite 1910, Seattle, WA 98104

206-521-0403                                                    Fax 425-889-2334

                               December 13, 2000

Mr. Thomas Gillespie, CEO
Aqua Vie Beverage Corporation
P.O. Box 6759
333 South Main Street
Ketchum, ID 83340-6759                               VIA FACSIMILE  208-622-8829

Dear Mr. Gillespie:

    This is to confirm that the client-auditor relationship between Aqua Vie Beverage Corporation (Commission File 000-24801) and W. Alan Jorgensen, CPA has ceased.

    With respect to Item 304 of Regulation SB you are advised that my opinion on the Company's financial statements have been modified with a "going concern qualification", having to do with uncertainties about the ability of the Company to continue as a going concern. Also, there have been no disagreements that were not resolved on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

                                        Sincerely,

                                        /s/ W. ALAN JORGENSEN
                                        ---------------------
                                        W. Alan Jorgensen


Copy: Office of the Chief Accountant
      Via Fax 202-942-9656
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, D.C. 20549